UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.50 par value	MTB	New York Stock Exchange
6.375% Cumulative Perpetual Preferred Stock, Series A, $1,000 liquidation preference per share	MTBPr	New York Stock Exchange
6.375% Cumulative Perpetual Preferred Stock, Series C, $1,000 liquidation preference per share	MTBPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 17, 2019, the Board of Directors of M&T Bank Corporation (“M&T”) authorized a new stock repurchase program (the “Stock Repurchase Program”) to repurchase up to $1.635 billion of shares of its common stock, $0.50 par value per share, through June 30, 2020. The Stock Repurchase Program may be executed through open market purchases, privately negotiated transactions, including using Rule 10b5-1 plans, or otherwise. The exact number of shares, timing for such purchases, and the price and terms at and on which such purchases are to be made will be at the discretion of M&T and will comply with all applicable regulatory limitations. Shares that are repurchased under the Stock Repurchase Program will be held in M&T’s Treasury and will constitute authorized but unissued shares of M&T common stock and will be eligible for issuance in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: July 17, 2019	By:	/s/ Darren J. King
Darren J. King
Executive Vice President and Chief Financial Officer

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